Exhibit 10.4

ADMINISTRATIVE SERVICES AGREEMENT
AMONG
RESOLUTE ENERGY GP, LLC,
RESOLUTE ENERGY PARTNERS LP,
RESOLUTE ENERGY OPERATING LLC,
AND
RESOLUTE NATURAL RESOURCES COMPANY

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions.	1
Section 1.2	Construction.	4

ARTICLE II

RETENTION OF RNRC; SCOPE OF SERVICES

Section 2.1	Retention of RNRC.	5
Section 2.2	Scope of Services.	5
Section 2.3	Exclusion of Services.	5
Section 2.4	Performance of Services by Affiliates and Third Parties.	5
Section 2.5	Intellectual Property.	5
Section 2.6	Appointment of Independent Accounting Firm and Independent Petroleum Engineer.	6

ARTICLE III

BOOKS, RECORDS AND REPORTING

Section 3.1	Books and Records.	6
Section 3.2	Audits.	6
Section 3.3	Reports.	7

ARTICLE IV

PAYMENT AMOUNT

Section 4.1	Payment Amount.	7
Section 4.2	Payment of Payment Amount.	7
Section 4.3	Disputed Charges.	8
Section 4.4	Set Off.	8
Section 4.5	RNRC’s Employees.	8
Section 4.6	Approval of Expenses.	9

ARTICLE V

FORCE MAJEURE

Section 5.1	Force Majeure.	9
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ARTICLE VI

ASSIGNMENTS AND SUBCONTRACTS

Section 6.1	Assignments.	9
Section 6.2	Other Requirements.	9

ARTICLE VII

TERMINATION

Section 7.1	Termination by the Partnership on behalf of the Partnership Group.	10
Section 7.2	Termination by RNRC.	11
Section 7.3	Effect of Termination.	11

ARTICLE VIII

CONFIDENTIAL INFORMATION

Section 8.1	Nondisclosure.	11
Section 8.2	Permitted Disclosure.	11

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 9.1	Liabilities and Indemnification.	12

ARTICLE X

DISPUTE RESOLUTION

ARTICLE XI

GENERAL PROVISIONS

Section 11.1	Notices.	14
Section 11.2	Further Action.	15
Section 11.3	Binding Effect.	15
Section 11.4	Integration.	15
Section 11.5	Creditors.	15
Section 11.6	Waiver.	15
Section 11.7	Counterparts.	15
Section 11.8	Applicable Law.	15
Section 11.9	Invalidity of Provisions.	16
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Section 11.10	Amendment or Restatement.	16
Section 11.11	Directly or Indirectly.	16
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ADMINISTRATIVE SERVICES AGREEMENT
           THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into on, and effective as of [ ] [•], 2008 (the “Effective Date”), among Resolute Energy Partners LP, a Delaware limited partnership (the “Partnership”), Resolute Energy GP, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), Resolute Energy Operating LLC, a Delaware limited liability company (the “Operating Company”), and Resolute Natural Resources Company, a Delaware corporation (“RNRC,” and collectively with the General Partner, the Partnership and the Operating Company, the “Parties” and each, a “Party”).
RECITALS
           A. The Partnership is the owner, directly or indirectly, of interests in the Business (as hereinafter defined);
           B. The Partnership Group (as hereinafter defined) requires certain services to operate the Business and to fulfill other general and administrative functions relating to the Business; and
           C. The Partnership Group desires that RNRC provide such services, and RNRC is willing to undertake such engagement, subject to the terms and conditions of this Agreement;
           NOW, THEREFORE, the Partnership and RNRC agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions.
           The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
           “Action” is defined in Section 9.2.
           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
           “Agreement” means this Administrative Services Agreement, as it may be amended, supplemented or restated from time to time.
           “Business” means the business of the Partnership Group.
           “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Colorado shall not be regarded as a Business Day.
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           “Bankrupt” with respect to any Person means such Person shall generally be unable to pay its debts as such debts become due, or shall so admit in writing or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.
           “Cash Advance Notice” is defined in Section 4.2(a).
           “Confidential Information” means non-public information about the disclosing Party’s or any of its Affiliates’ business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information, including software (source and object code) and programming code, of a Party or its Affiliates marked or designated “confidential” or “proprietary” or by its nature or the circumstances surrounding its disclosure it should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information does not include information that (i) is in or enters the public domain without breach of this Agreement, or (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and to the receiving Party’s knowledge without breach of a nondisclosure obligation.
           “Damages” is defined in Section 9.1(a).
           “Default Rate” means an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to the prime interest rate of the Operating Company’s principal lender.
           “Effective Date” is defined in the introductory paragraph.
           “Environmental Law” means current local, county, state, federal, and/or foreign law (including common law), statute, code, ordinance, rule, order, judgment, decree, regulation or other legal obligation relating to the protection of health, safety or the environment or natural resources, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.), as amended, the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), as amended, the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), as amended, the Clean Air Act (42 U.S.C. section 7401 et seq.), as amended, the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), as amended, the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as amended, the Safe Drinking Water Act (42 U.S.C. section 300(f) et seq.), as amended, analogous state, tribal or local laws, and any similar, implementing or successor law, and any amendment,
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rule, regulation, or directive issued thereunder, including any determination by, or interpretation of any of the foregoing by any Governmental Authority that has the force of law.
           “Force Majeure” means any cause beyond the reasonable control of a Party, including the following causes (unless they are within such Party’s reasonable control): acts of God, strikes, lockouts, acts of the public enemy, wars or warlike action (whether actual or impending), arrests and other restraints of government (civil or military), blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tornadoes, named tropical storms and hurricanes, and floods, civil disturbances, terrorism, mechanical breakdown of machinery or equipment, explosions, confiscation or seizure by any government or other public authority, any order of any court of competent jurisdiction, regulatory agency or governmental body having jurisdiction.
           “General Partner” is defined in the introductory paragraph.
           “Governmental Approval” means any material consent, authorization, certificate, permit, right-of-way grant or approval of any Governmental Authority that is necessary for the construction, ownership and operation of the Assets in accordance with applicable Laws.
           “Governmental Authority” means any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.
           “Laws” means any applicable statute, Environmental Law, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.
           “Limited Partners” is defined in the Partnership Agreement.
           “Parties” is defined in the introductory paragraph.
           “Partnership” is defined in the introductory paragraph.
           “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended or restated from time to time.
           “Partnership Expense” is defined in Section 4.1.
           “Partnership Expense Reconciling Invoice” is defined in Section 4.2(b).
           “Partnership Group” means the General Partner, the Partnership, the Operating Company and all of their respective Subsidiaries.
           “Partnership Group Indemnified Party” is defined in Section 9.1(c).
           “Payment Default” means (i) the failure of the Partnership to pay any amount requested by RNRC pursuant to a Cash Advance Notice on or before the 5th Business Day following
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receipt of such Cash Advance Notice or (ii) the failure of the Partnership to pay any amount set forth on a Partnership Expense Reconciling Invoice on or before the 45th day following the receipt of such Partnership Expense Reconciling Invoice.
           “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
           “Resolute Holdings” means Resolute Holdings, LLC, a Delaware limited liability company.
           “RNRC” is defined in the introductory paragraph.
           “RNRC Indemnified Party” is defined in Section 9.1(b).
           “Services” is defined in Section 2.2.
           “Service Standard” means, with respect to the performance of the Services, the good faith undertaking, on a commercially reasonable basis, to perform the Services in all material respects in compliance with applicable material Governmental Approvals and Laws and prudent industry practices.
           “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
           Other terms defined herein have the meanings so given them.
     Section 1.2 Construction.
           Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms “include”, “includes”, “including” and words of like import shall be deemed to be
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followed by the words “without limitation”; (e) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.
ARTICLE II
RETENTION OF RNRC; SCOPE OF SERVICES
     Section 2.1 Retention of RNRC.
           The Partnership hereby engages RNRC to perform the Services in accordance with the Service Standard, as directed by the General Partner, and to provide all personnel and any facilities, goods and equipment not otherwise provided by the Partnership Group necessary to perform the Services in accordance with the Service Standard. RNRC hereby accepts such engagement and agrees to perform the Services requested by the General Partner and to provide any personnel, facilities, goods and equipment not otherwise provided by the Partnership Group, and to provide all employees as may be reasonable and necessary to perform the Services in accordance with the Service Standard. RNRC hereby covenants and warrants that all Services will be performed in accordance with the Service Standard.
     Section 2.2 Scope of Services.
           The “Services” shall consist of such services the General Partner determines may be reasonable and necessary to operate the Business, including, without limitation those services described on Schedule I hereto.
     Section 2.3 Exclusion of Services.
           The General Partner may temporarily or permanently exclude any particular service from the scope of the Services upon 60 days’ notice to RNRC.
     Section 2.4 Performance of Services by Affiliates and Third Parties.
           The Parties hereby agree that in discharging its obligations hereunder, RNRC may engage any of its Affiliates or any qualified third party to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or third party shall be treated as if RNRC performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve RNRC of its obligations hereunder.
     Section 2.5 Intellectual Property.
                      (a) Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed, by RNRC, its Affiliates or its or their employees in connection with the performance of the Services shall be
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the property of RNRC; provided, however, that the Partnership Group shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such inventions or material; and further provided, however, that the Partnership Group shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to RNRC by any Person other than an Affiliate of RNRC. Notwithstanding the foregoing, RNRC will use all commercially reasonable efforts to grant such right and license to the Partnership Group.
                      (b) The General Partner and the Partnership and the Operating Company hereby grant to RNRC and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by the Partnership Group to RNRC or its Affiliates, but only to the extent such use is necessary for the performance of the Services. RNRC agrees that it and its Affiliates will utilize such intellectual property solely in connection with the performance of the Services.
           Section 2.6 Appointment of Independent Accounting Firm and Independent Petroleum Engineer.
           Notwithstanding anything to the contrary in this Agreement, the Parties hereby recognize and agree that the General Partner shall have the exclusive authority to appoint an independent accounting firm to audit the financial statements of the Partnership and an independent petroleum engineer to provide reports to the Partnership relating to estimates of proved reserves for Securities and Exchange Commission and other reporting purposes.
ARTICLE III
BOOKS, RECORDS AND REPORTING
     Section 3.1 Books and Records.
           RNRC shall maintain accurate books and records regarding the performance of the Services and its calculation of the Partnership Expenses, and shall maintain such books and records for the period required by applicable accounting practices or law.
     Section 3.2 Audits.
           The Partnership shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.1. Such right may be exercised through any agent or employee of the Partnership Group designated in writing by it or by an independent public accountant, engineer, attorney or other agent so designated. The Partnership shall bear all costs and expenses incurred in any inspection, examination or audit. RNRC shall review and respond in a timely manner to any claims or inquiries made by the Partnership regarding matters revealed by any such inspection, examination or audit.
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     Section 3.3 Reports.
           RNRC shall prepare and deliver to the Partnership any reports provided for in this Agreement and such other reports as the Partnership may reasonably request from time to time regarding the performance of the Services.
ARTICLE IV
PARTNERSHIP EXPENSES
     Section 4.1 Partnership Expenses.
           The Partnership shall reimburse or provide a cash advance to RNRC for all direct and indirect expenses RNRC incurs, or payments it makes on behalf of the Partnership Group or expenses allocated to RNRC by its Affiliates, in each case in connection with the performance by RNRC or its Affiliates of the Services (including, subject to Section 4.5, salary, bonus, incentive compensation and other amounts paid to any Person to perform the Services) (each such expense, a “Partnership Expense”). RNRC shall charge the Partnership for personnel related expenses based on RNRC’s good-faith determination or reasonable estimate of the actual time or proportion of time spent by its personnel performing the Services, plus an allocation of expenses other than personnel related expenses based on systematic and rational allocations as determined by RNRC. Notwithstanding the foregoing, the Partnership shall be obligated to reimburse RNRC for a portion of the cost of the existing benefit plans and incentive compensation plans of RNRC. The amount of the reimbursement shall be determined by RNRC on any basis that it deems to be reasonable and need not be based on the amount of services performed for the Partnership.
     Section 4.2 Payment of Partnership Expenses.
                      (a) RNRC may at any time send a notice to the Partnership requesting a cash advance to provide necessary funds to pay any Partnership Expense (each such notice, a “Cash Advance Notice”), and the Partnership, subject to the terms and conditions hereof, shall make a payment to RNRC in the amount requested on the Cash Advance Notice within [1] business day of receipt of such Cash Advance Notice; provided, however, that RNRC may not send more than two such Cash Advance Notices in any calendar month. Each Cash Advance Notice shall specify in reasonable detail the Services provided and charges assessed in connection with the provision of such Services. RNRC shall have the authority to withdraw any Cash Advance Notice at any time prior to the time that funding is provided thereunder.
                      (b) RNRC shall invoice the Partnership on or before the end of each month for an amount equal to the total Partnership Expenses for the preceding month (calculated on the basis of actual cost of the Services provided hereunder), minus any amounts paid with respect to such Partnership Expenses pursuant to a Cash Advance Notice, plus or minus any adjustment necessary to correct prior estimated expenses as set forth on any Cash Advance Notice to actual expenses (the “Partnership Expense Reconciling Invoice”),. RNRC will provide supporting documentation with respect to the actual costs of Services provided hereunder for the time period to which the Partnership Expense Reconciling Invoice relates, as agreed upon from time to time by the Parties hereto. Subject to Section 4.3, all Partnership Expense Reconciling Invoices shall
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be due and payable, in immediately available funds, on or before the 5th day after receipt of such Partnership Expense Reconciling Invoice. In the event that RNRC owes the Partnership any amount pursuant to a Partnership Expense Reconciling Invoice, RNRC will credit such amount against the Partnership Expenses incurred after the receipt of such Partnership Expense Reconciling Invoice.
     Section 4.3 Disputed Charges.
           THE PARTNERSHIP MAY, WITHIN 120 DAYS AFTER RECEIPT OF A CHARGE FROM RNRC, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY RNRC OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. THE PARTNERSHIP SHALL NEVERTHELESS ADVANCE OR PAY RNRC IN FULL WHEN DUE THE FULL ADVANCE OR AMOUNT OWED TO RNRC PURSUANT TO THIS ARTICLE IV. SUCH ADVANCE OR PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE PARTNERSHIP TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST INCURRED BY RNRC OR ITS AFFILIATES IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY RNRC TO THE PARTNERSHIP TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY THE PARTNERSHIP TO THE DATE OF REFUND BY RNRC.
     Section 4.4 Set Off.
           In the event that RNRC or the Partnership owes the other party a sum certain in an uncontested amount under any other agreement, then any such amounts may be aggregated and the Partnership or RNRC may discharge their obligations by netting those amounts against any amounts owed by one party to the other under this Agreement.
     Section 4.5 RNRC’s Employees.
           The obligations under Sections 4.1 and 4.2, to the extent they relate to Services provided by employees of RNRC or its Affiliates, shall be limited to payment to RNRC for expenses in connection with its or its Affiliates’ employees engaged in the provision of Services hereunder, and the Partnership shall not be obligated to pay to RNRC’s or its Affiliates’ employees directly any compensation, salaries, wages, bonuses, benefits, social security taxes, workers’ compensation insurance, retirement and insurance benefits, training and other such expenses; provided, however, that the Partnership may, at its option, compensate such employees under one or more equity-based or related incentive compensation plans for the provision of Services hereunder; and provided further, however, that if RNRC fails to pay any employee, with the exception of employee claims for amounts owed that RNRC disputes in good faith, within 30 days of the date such employee’s payment is due:
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                      (a) The Partnership may pay such employee directly or employ such employee directly; and
                      (b) RNRC shall reimburse the Partnership, as the case may be, the amount the Partnership paid to RNRC for employee services that RNRC did not pay to any such employee and the amount of any expense incurred by the Partnership for employee benefits for such employee.
     Section 4.6 Approval of Expenses.
           RNRC acknowledges that all charges for Services assessed by RNRC and included in the Partnership Expenses must be approved by the persons authorized to approve such Partnership Expenses pursuant to the Partnership’s governance and delegation-of-authority process. Additionally, RNRC acknowledges that the Audit Committee of the General Partner’s Board of Directors may at any time review the Partnership Expenses and the levels of Services and, as a result, may direct the Partnership to decrease the level of Services pursuant to Section 2.3 or to dispute a prior invoice pursuant to Section 4.3. In addition to the information RNRC is obligated to provide pursuant to Section 4.2, RNRC shall provide such other information as reasonably necessary to determine the veracity or appropriateness of any Partnership Expense hereunder.
ARTICLE V
FORCE MAJEURE
     Section 5.1 Force Majeure.
           A Party’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting RNRC, RNRC shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.
ARTICLE VI
ASSIGNMENTS AND SUBCONTRACTS
     Section 6.1 Assignments.
                      (a) Without the prior consent of RNRC, none of the Partnership or the other members or the Partnership Group may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.
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                      (b) Without the prior consent of the Partnership, RNRC may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of RNRC or a qualified third party as permitted by Section 2.4 and the sale, assignment, transfer or conveyance of its rights hereunder to any such Affiliate.
                      (c) Notwithstanding the foregoing, a merger shall not be deemed to be an assignment and a transfer of the rights and an assumption of the obligations under this Agreement in connection with the transfer of all or substantially all of the assets of a Party shall not be deemed an assignment of such rights or obligations of such Party to this Agreement.
     Section 6.2 Other Requirements.
           Subject to the other provisions hereof:
                      (a) All materials and workmanship used or provided in performing the Services shall be in accordance with the Service Standard and applicable specifications and standards.
                      (b) RNRC shall exercise reasonable diligence to obtain the most favorable terms or warranties available from vendors, suppliers and other third parties, and where appropriate, RNRC shall assign such warranties to the Partnership.
                      (c) In rendering the Services, RNRC shall not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or handicap, and shall comply with all applicable provisions of Executive Order 11246 of September 24, 1965, and any successor order thereto. Subject to the above, RNRC shall, to the extent practicable, engage employees who reside in or whose businesses are located in the local area or state where the Services are performed.
                      (d) RNRC agrees to exercise reasonable diligence to ensure that, during the term of this Agreement, it shall not employ unauthorized aliens as defined in the Immigration Reform and Control Act of 1986, or any successor law.
ARTICLE VII
TERMINATION
     Section 7.1 Termination by the Partnership on behalf of the Partnership Group.
                      (a) Upon the occurrence of any of the following events, the General Partner, on behalf of the Partnership Group, may terminate this Agreement by giving written notice of such termination to RNRC:
                              (i) RNRC becomes Bankrupt;
                              (ii) RNRC dissolves and commences liquidation or winding-up; or
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                              (iii) RNRC ceases to be an Affiliate of the Partnership.
Any termination under this Section 7.1(a) shall become effective immediately upon delivery of the notice first described in this Section 7.1(a), or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the Partnership.
                      (b) In addition to the rights under Section 7.1(a), if at any time the General Partner determines that RNRC has not performed the Services in accordance with the Service Standard, the Partnership may give written notice of termination to RNRC, which notice shall set forth in reasonable detail the Services in question and the related deficiency in such Services as compared to the Service Standard. RNRC shall have 90 days following the date of such notice in which to reperform such Services in accordance with the Service Standard or otherwise cure such deficiency to the reasonable satisfaction of the General Partner. If RNRC fails to reperform such Services or otherwise cure such deficiency in accordance with the immediately preceding sentence, then termination under this Section 7.1(b) shall become effective on the 90th day after the date of such notice, or such later time (not to exceed the firth anniversary of the delivery of such notice) as may be specified in such notice.
     Section 7.2 Termination by RNRC.
                      (a) RNRC may terminate this Agreement by giving written notice of such termination to the Partnership in the event that RNRC ceases to be an Affiliate of the Partnership. Any termination under this Section 7.2(a) shall become effective 90 days after delivery of such notice.
                      (b) In addition to the rights under Section 7.2(a), if at any time a Payment Default has occurred and is continuing for a period of more than 30 days, RNRC may give written notice of termination to the Partnership, which notice shall set forth in reasonable detail the Payment Default. The Partnership shall have 15 days following the date of such notice in which to cure such Payment Default. If the Partnership fails to cure such Payment Default in accordance with the immediately preceding sentence, then termination under Section 7.1(b) shall become effective on the 30th day after the date of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified in such notice.
     Section 7.3 Effect of Termination.
           If this Agreement is terminated in accordance with Section 7.1 or 7.2, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any Partnership Expenses that has accrued prior to such termination, even if such portion has not become due and payable at that time.
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ARTICLE VIII
CONFIDENTIAL INFORMATION
     Section 8.1 Nondisclosure.
           Each of RNRC and the Partnership Group agrees that (i) it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.
     Section 8.2 Permitted Disclosure.
           Notwithstanding the foregoing, each Party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, including without limitation disclosure obligations imposed under the federal securities laws, provided that such Party has given the other Party prior notice of such requirement when legally permissible to permit the other Party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) to its consultants, legal counsel, Affiliates, accountants, banks and other financing sources and their advisors.
ARTICLE IX
LIMITATION OF LIABILITY; INDEMNIFICATION
     Section 9.1 Liabilities and Indemnification.
                      (a) IN NO EVENT, OTHER THAN FOR LIABILITY ARISING FROM THE BAD FAITH OR WILLFUL MISCONDUCT OF RNRC, SHALL RNRC BE LIABLE TO THE PARTNERSHIP GROUP, DIRECTLY OR INDIRECTLY, FOR ANY CLAIMS, DEMANDS, SUITS, LOSSES, LIABILITIES, OBLIGATIONS, PAYMENTS, COSTS, EXPENSES OR DAMAGES, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE, OR ANY LOST REVENUES OR PROFITS (COLLECTIVELY, “DAMAGES”), RESULTING FROM RNRC’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE OR USE OF SERVICES PROVIDED HEREUNDER, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, REGARDLESS OF WHETHER OR NOT RNRC WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING IN ANY RESPECT, RNRC SHALL FURTHERMORE NOT BE RESPONSIBLE OR LIABLE TO THE PARTNERSHIP GROUP FOR ANY DAMAGES RESULTING OR ARISING FROM ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY (INCLUDING, WITHOUT LIMITATION, SERVICES, SOFTWARE, HARDWARE OR EQUIPMENT) USED TO PROVIDE SERVICES.
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                      (b) The Partnership Group shall jointly and severally indemnify and hold harmless RNRC, its subsidiaries and affiliates and their employees, officers, directors, managers, members, representatives and agents (each, an “RNRC Indemnified Party”) from and against any and all (i) third party claims for Damages, as incurred by any RNRC Indemnified Party, relating to or arising out of the provision of Services by RNRC pursuant to this Agreement, or (ii) a reasonable allocation of Damages suffered by an RNRC Indemnified Party in the conduct of its business to the extent such Damages are not the sole result of activity for the benefit of a party or parties other than the Partnership Group, in either case, except to the extent that it is finally judicially determined that such Damages resulted from the bad faith or willful misconduct of such RNRC Indemnified Party. The Partnership shall also reimburse each RNRC Indemnified Party promptly upon request for all reasonable expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit, proceeding or investigation (each and collectively, an “Action”), directly or indirectly, arising out of, or relating to, this Agreement or the Services, as related to any matter with respect to which indemnification applies under this Agreement, whether or not pending or threatened and whether or not any RNRC Indemnified Party is a party to such Action.
                      (c) RNRC shall indemnify and hold harmless each member of the Partnership Group, its subsidiaries and affiliates and their employees, officers, directors , managers, members, representatives and agents (each, a “Partnership Group Indemnified Party”) from and against any all third party claims for Damages, as incurred by any Partnership Group Indemnified Party, relating to or arising out of the bad faith or willful misconduct of RNRC in the provision of Services by RNRC pursuant to this Agreement. RNRC shall also reimburse each Partnership Group Indemnified Party promptly upon request for all reasonable expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any Action, directly or indirectly, arising out of, or relating to, the bad faith or willful misconduct of RNRC under this Agreement or the Services, as related to any matter with respect to which indemnification applies under this Agreement, whether or not pending or threatened and whether or not any Partnership Group Indemnified Party is a party to such Action. The Partnership Group Indemnified Party to whom any such reasonable expenses are paid shall reimburse RNRC for any such expenses immediately upon the settlement or final judicial determination of the matter unless it there is a final judicial determination that the claim arose as a result of the bad faith or willful misconduct of RNRC.
ARTICLE X
DISPUTE RESOLUTION
           If the Parties are unable to resolve any dispute regarding the validity or terms of this Agreement or its termination, service or performance issues, there is a material breach of this Agreement that has not been corrected within thirty (30) days of receipt of notice of such breach or any other dispute between the parties related to this Agreement, either party hereto may refer the matter to an arbitrator selected in accordance with the rules of [•] as the exclusive remedy for
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any such dispute, and in lieu of any court action, which is hereby waived. The only exception shall be a claim by either Party for injunctive relief pending arbitration.
ARTICLE XI
GENERAL PROVISIONS
     Section 11.1 Notices.
           All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party. Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt. Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not transmitted during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:
if to the General Partner:
Resolute Energy GP, LLC
1675 Broadway, Suite 1950
Denver, Colorado 80202
Attention: James M. Piccone
Fax: (303)-623-3628
if to the Partnership:
Resolute Energy Partners LP
1675 Broadway, Suite 1950
Denver, Colorado 80202
Attention: James M. Piccone
Fax: (303)-623-3628
if to the Operating Company:
Resolute Energy Operating LLC
1675 Broadway, Suite 1950
Denver, Colorado 80202
Attention: James M. Piccone
Fax: (303)-623-3628
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administrative services agreement

if to RNRC:
Resolute Natural Resources Company
1675 Broadway, Suite 1950
Denver, Colorado 80202
Attention: James M. Piccone
Fax: (303)-623-3628
     Section 11.2 Further Action.
           The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     Section 11.3 Binding Effect.
           This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     Section 11.4 Integration.
           This Agreement constitutes the entire Agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     Section 11.5 Creditors.
           None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
     Section 11.6 Waiver.
           No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
     Section 11.7 Counterparts.
           This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.
     Section 11.8 Applicable Law.
           This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
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     Section 11.9 Invalidity of Provisions.
           If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     Section 11.10 Amendment or Restatement.
           This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that if at the time of such amendment or modification the limited partner interests of the Partnership are listed or traded on an “exchange” as defined in Section 3(a)(1) of the Securities Exchange Act of 1934, as amended, such amendment or modification must be approved by the Conflicts Committee unless the General Partner determines in good faith that such amendment or modification will not adversely affect the Limited Partners in any material respect. The Parties hereto agree that, for purposes of this Section 11.10, any material change in the nature, quantity or duration of the Services to be provided under this Agreement shall constitute a modification of this Agreement.
     Section 11.11 Directly or Indirectly.
           Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.
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           IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

RESOLUTE ENERGY GP, LLC
By:
	Name:	Nicholas J. Sutton
	Title:	Chief Executive Officer

RESOLUTE ENERGY PARTNERS LP
By:	Resolute Energy GP LLC, its General Partner

By:
		Name:	Nicholas J. Sutton
		Title:	Chief Executive Officer

RESOLUTE ENERGY OPERATING LLC
By:
	Name:	Nicholas J. Sutton
	Title:	Chief Executive Officer

RESOLUTE NATURAL RESOURCES COMPANY
By:
	Name:	Nicholas J. Sutton
	Title:	Chief Executive Officer

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administrative services agreement
Signature Page

SCHEDULE I
Services Provided By RNRC
to Partnership
1.	Accounting

2.	Information Technology

3.	Real Property, Land

4.	Legal

5.	Securities and Exchange Commission and Stock Exchange Reporting and Compliance

6.	Operations/Reservoir Engineering/Geology/Geophysics

7.	Administrative Services

8.	Financial Services

9.	Insurance Service

10.	Risk Management

11.	Corporate Development

12.	Commercial and Marketing

13.	Treasury

14.	Tax

15.	Audit

16.	SOX

17.	Investor Relations

18.	Environmental, Health and Safety

19.	Data Retention and Destruction

20.	Planning, Budget and Executive Function

21.	Hedging, Derivatives and Risk Management
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I-1